EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Expeditors International of Washington, Inc.:
We consent to the use of our reports dated February 22, 2019, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

s<KPMG LLP>
Seattle, Washington
May 15, 2019

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